Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-261364) on Form S-8 and the registration statement (No. 333-260570) on Form S-3 of Empire Petroleum Corporation of our report dated March 31, 2021, relating to the consolidated financial statements of Empire Petroleum Corporation, included in this Annual Report on Form 10-K of Empire Petroleum Corporation for the year ended December 31, 2021.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

March 31, 2022